Exhibit 99.1

March 17, 2016

Dear ROFIN Employees,

On behalf of my colleagues at Coherent, I want to personally reach out to express how excited we are about our combination with ROFIN.

Together, we will unite two premier companies to create meaningful opportunities for our combined customers across the globe by offering them the broadest portfolio of differentiated and reliable products. The combined company will also provide the best application and customer support services in the industry. Following the close, we believe the combined resources and growth prospects of a larger organization will be beneficial for employees.

For those of you who are unfamiliar with Coherent, we are a leader in the development and manufacturing of lasers and laser-based technologies for the microelectronic, instrumentation, scientific and the increasingly important industrial material processing markets. Since our founding in 1966, we have grown dramatically through internal and external growth opportunities — and I believe our best years are still ahead of us.

We have tremendous respect for ROFIN and its employees. I am confident that our complementary strengths will allow us to learn from each other while we implement best practices across the combined company. I’m looking forward to personally visiting ROFIN’s headquarters in both Plymouth and Hamburg in the coming weeks and speaking with many of you then.

As excited as we are about bringing ROFIN and Coherent together, there is still much work to be done. As you begin to learn more about our company, I think you’ll find that we share common values and that we will accomplish great things together. I hope you share my enthusiasm about our future.

Please visit www.coherent.com/AcquiresRofin which will host the latest information on the combination.

Sincerely,

John R. Ambroseo

President and Chief Executive Officer

Coherent

Additional Information and Where to Find It

Rofin-Sinar Technologies Inc. (“RSTI”) plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its stockholders a Proxy Statement in connection with the Merger. Additionally, RSTI will file other relevant materials with the SEC in connection with the Merger. The Proxy Statement will contain important information about the Company, Merger Sub, RSTI, the Merger and related matters. Stockholders are urged to read the Proxy Statement carefully when it is available.

Stockholders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company and RSTI through the web site maintained by the SEC at www.sec.gov.

In addition, stockholders will be able to obtain free copies of the Proxy Statement from RSTI by contacting its investor relations department.

The Company and RSTI, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from the stockholders of RSTI in respect of the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Form 10-K for the year ended October 3, 2015, and its proxy statement filed with the SEC on January 27, 2016. Information regarding RSTI’s directors and executive officers is contained in RSTI’s Form 10-K for the year ended September 30, 2015 and its proxy statement filed with the SEC on February 17, 2016. To the extent holdings of securities by such directors or executive officers have changed since the amounts printed in the proxy statements, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Proxy Statement to be filed by RSTI and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s expectations or beliefs concerning future events.  Forward looking statements include information concerning possible or assumed future results or operations of the Company, the expected completion and timing of the merger, benefits of the merger, potential synergies and cost savings, the ability of the combined company to drive growth and expand relationships, and other information related to the merger.  Without limiting the foregoing, the words “believe,” “plan,” “expect,” “will,” “forward,” “intend,” “create,” “unite,” “provide,” “allow,” “learn,” “implement,” “begin,” “accomplish,” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Factors that could cause actual results to differ materially include risks and uncertainties, including, the risk the merger may not be completed in a timely manner or at all; the failure to satisfy the conditions to consummation of the merger; the occurrence of any event, change or circumstance that could give rise to termination of the merger agreement; the effect of the announcement of the merger on business relationships, operating result and business generally; challenges and costs of closing, integrating and achieving anticipated synergies; the risk that the proposed merger disrupts current plans and operations and potential employee retention difficulties; risks related to diverting management’s attention from ongoing business operations; the outcome of any legal proceedings that may be instituted related to the merger agreement; and other risks identified in the Company’s and RSTI’s SEC filings. Readers are encouraged to refer to the risk disclosures and critical accounting policies and estimates described in the Company’s and RSTI’s reports on Forms 10-K, 10-Q and 8-K, as applicable and as filed from time-to-time by the Company and RSTI. Actual results, events and performance may differ materially from those presented herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company and RSTI undertake no obligation to update these forward-looking statements as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.